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Exhibit 3.49

ARTICLES OF MERGER OF

HENRY BROS. ELECTRONICS, INC.
a Virginia corporation

AND

CIS SECURITY SYSTEMS CORPORATION,
a Virginia corporation

        The undersigned corporations, pursuant to Title 13.1. Chapter 9, Article 12 of the Code of Virginia, hereby execute the following articles of merger and set forth:

ONE

        The Plan of Merger, duly approved in the manner prescribed by the law of each of the undersigned corporations' jurisdiction, and pursuant to which Henry Bros. Electronics. Inc., a corporation incorporated and organized under the laws of the Commonwealth of Virginia ("Corporation One"), shall be merged with and into CIS Security Systems Corporation, a corporation incorporated and organized under the laws of the Commonwealth of Virginia ("Corporation Two"), is attached as Exhibit A herein.

TWO

        The plan of Merger was adopted on May 13, 2008, by unanimous consent of the Board of Directors and the sole shareholder of corporation One , and on May 15, 2008, by unanimous consent of the Board of Directors and sole shareholder of Corporation Two, as required by Title 13.1, Chapter 9, Article 12 of the Code of Virginia.

THREE

        The surviving corporation pursuant to the Plan of Merger shall be Corporation Two, a corporation incorporated and organized under the laws of the Commonwealth of Virginia.

FOUR

        The name of Corporation Two, the surviving corporation, shall be changed to Henry Bros. Electronics, Inc.

        The undersigned officers declare that the facts herein stated are true as of this 15th day of May, 2008.

CIS SECURITY SYSTEMS CORPORATION
By:	/s/ Brian Reach Brian Reach, President
HENRY BROS. ELECTRONICS, INC.
By:	/s/ Brian Reach Brian Reach, President

EXHIBIT A

 AGREEMENT AND PLAN OF MERGER

BETWEEN

CIS SECURITY SYSTEMS CORPORATION

AND

HENRY BROS. ELECTRONICS.
(Virginia)

        This Agreement and plan of Merger (this "Agreement") is dated this 15th day of May, 2008, by and between CIS Security Systems Corporation, a Virginia corporation ("CIS") and Henry Bros. electronics, Inc., a Virginia corporation ("Henry Bros. Virginia").

        WHEREAS, the board of directors of each of the CIS and Henry Bros. Virginia deems it advisable, upon the terms and subject to the conditions herein stated, that the Henry Bros. Virginia be merged with an into CIS, and that CIS be the surviving corporation (the "Merger").

        WHEREAS, HENRY Bros. Electronics, Inc., a Delaware corporation, as the sole shareholder of the common stock, $1.00 par value per share, of CIS ("CIS Common Stock"), and as the sole shareholder of the common stock, $.01 par value per share of Henry Bros. Colorado ("Henry Bros. Virginia Common Stock") has approved the Merger.

        WHEREAS, the Virginia Stock Corporation ct authorizes the merger of two corporations, and

        WHEREAS, Henry Bros. Virginia desires to merge into CIS which will be the surviving corporation (the "Survivor") of the merger,

        NOW THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of such merger and the mode of carrying it into effect, as follows:

ARTICLE I

MERGER AND SURVIVING CORPORATION

        1.1    The Merger.    Upon the terms and subject to the conditions hereof and in accordance with the provisions pertaining to the merging corporations contained in the Virginia Stock Corporation Act upon the filing of all required documents with the Virginia State Corporation Commission (the "Effective Time"), or any such time as may be required by the Virginia State Corporation Commission, Henry Bros. Virginia shall be merged with and into CIS (the "Merger").

        1.2    Surviving Corporation.    CIS shall be the Survivor of the Merger, and, at the Effective Time (as hereinafter defined), the separate existence of Henry Bros. Virginia shall cease.

ARTICLE II

TERMS, CONDITIONS AND EFFECTS OF MERGER

        2.1    Articles of Incorporation.    The Articles of Incorporation of CIS as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Survivor and may be amended from time to time after the Effective Time as provided by Virginia law; provided, however, the Articles of Incorporation of CIS shall be amended to change the name of CIS to Henry Bros. Electronics, Inc.

        2.2    Bylaws.    The Bylaws of CIS as in effect immediately prior the Effective Time shall be the Bylaws of the Survivor, and shall not be amended by the Merger.

        2.3    Directors and Officers.    The directs and officers of CIS immediately prior to the Effective Time shall continue to be the directors and officers of the Survivor until their respective successors shall have been elected and qualified as provided by the bylaws of the Survivor and Virginia law.

        2.4    Approval by Shareholders.    This Agreement was adopted by unanimous consent of the shareholders of CIS and Henry Bros. Virginia.

        2.5    Further Action.    Henry Bros. Virginia hereby agrees, as and when requested by the Survivor, to execute and deliver or cause to be executed and delivered all such documents, deeds and instruments and to take or cause to be taken such further or other action as the Survivor may deem necessary or desirable in order to vest in and confirm to the Survivor title to and possession of any property of Henry Bros. Virginia acquired or to be acquired by reason of as a result of the Merger and otherwise to evidence or carry out the intent and purposes hereof.

        2.6    Effects of Merger.    (a) At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registration, choses in action, and other assets of every kind and description of Henry Bros. Virginia shall, to the extent permitted by law, transfer to, vest in and devolve upon the Survivor without further act or deed. (b) All liens upon the property of Henry Bros. Virginia and all rights of creditors of Henry Bros. Virginia shall be preserved unimpaired as the liens upon the property and obligations of the Survivor, including without limitation, the rights of insurance policyholders and certificate holders, and all debts, liabilities and duties of Henry Bros. Virginia shall become the debts, liabilities and duties of the Survivor and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Survivor. (c) All appointments heretofore made, and in effect as of the Effective Time, by Henry Bros. Virginia of persons to act as its licensed agents are hereby ratified and accepted as its own by the Survivor, effective as of the Effective Time. The Survivor shall be bound by the acts of said agents in the same manner and in the same degree as was Henry Bros. Virginia.

ARTICLE III

TREATMENT OF SHARES

        3.1    CIS Common Stock.    Each issued and outstanding share of CIS Common Stock shall not be affected by the Merger, and shall continue to be outstanding at and after the Effective Time without any change and shall continue as a share of the Survivor.

        3.2    Henry Bros. Virginia Common Stock.    At the Effective Time, the issued and outstanding shares of Henry Bros. Virginia Common Stock shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

ARTICLE IV

MISCELLANEOUS

        4.1    Termination.    Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time by the mutual consent of the Boards of' Directors of Henry Bros. Virginia and CIS or by the unilateral action of either of these Boards, if the terminating Board determines, in its sole discretion, that the consummation of the Agreement is for any reason, inadvisable. Neither Henry Bros. Virginia nor CIS shall have any liability to any other person by reason of the termination of this Agreement.

        4.2    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the principals of conflict of laws.

        4.3    Amendment.    Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective Boards of Directors of CIS and Henry Bros. Virginia and in the case of an interpretation, the actions of such Boards shall be binding.

        4.4    Binding Agreement.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        4.5    Counterparts.    This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall be deemed on and the same agreement.

(remainder of page intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

CIS SECURITY SYSTEMS CORPORATION
By:	/s/ Brian Reach
	Name:	Brian Reach
	Title:	President and Secretary
HENRY BROS. ELECTRONICS, INC.
By:	/s/ Brian Reach
	Name:	Brian Reach
	Title:	President

0355516-6

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, MAY 28, 2008

        The State Corporation Commission find the accompanying articles submitted on behalf of

Henry Bros. Electronics, Inc.

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective May 28, 2008. Each of the following:

Henry Bros. Electronics, Inc.

is merged into Henry Bros. Electronics, Inc (formerly CIS SECURITY SYSTEMS CORPORATION) which continues to exist under the laws of VIRGINIA with the name Henry Bros. Electronics, Inc., and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION
By	/s/
Commissioner

 ARTICLES OF MERGER

        The undersigned corporations, pursuant to Section 13.1-720 of the Code of Virginia hereby execute the following Articles of Merger:

ONE

        The plan of merger is as follows: See attached plan.

TWO

        As to William Systems, Inc., the Board of Directors approved the foregoing plan at a meeting on April 4, 1990, and the foregoing plan of merger was adopted by the sole stockholder at a meeting on April 4, 1990, waiving notice of the time, place, and purpose of the meeting.

        As to CIS Security Systems Corporation, the Board of Directors approved the foregoing plan at a meeting on April 4, 1990, and the foregoing Plan of Merger was adopted by the sole stockholder at a meeting on April 4, 1990, waiving notice of the time, place, and purpose of the meeting.

THREE

        Resolved, that the name of Williams Systems, Inc. the surviving corporation, shall be changed to CIS Security Systems Corporation.

FOURTH

        As to each corporation, the number of shares outstanding, the number and designation of the shares of any class or series entitled to vote as a class and the number of shares voted for and against the plan were:

WILLIAMS SYSTEMS, INC.
Class:	Number of Shares Outstanding
Common	100
CIS SECURITY SYSTEMS CORPORATION
Class:	Number of Shares Outstanding
Common	5,000
Total shares, all classes voted:	FOR: 100 AGAINST: -0-

        IN WITNESS WHEREOF, each of the corporations has caused these articles to be executed in its name by its President and its Secretary, this 18th day of May, 1990

WILLIAMS SYSTEMS, INC.
	By:	/s/ Jim Williams President
/s/ Deborah Williams Secretary
CIS SECURITY SYSTEMS CORPORATION
	By:	/s/ Jim Williams President
/s/ Saul R. Pearlman Secretary

 EXHIBIT A

PLAN OF MERGER

CIS SECURITY SYSTEMS CORPORATION

INTO

WILLIAM SYSTEMS, INC.

        PLAN AND AGREEMENT OF MERGER (hereinafter called "this agreement"), dated as of April 5, 1990, by and between William Systems, Inc. (hereinafter called "Williams"), a Virginia corporation and CIS SECURITY SYSTEMS CORPORATION (hereinafter called "CIS"), a Texas corporation, said corporations being hereafter sometimes collectively referred to as the "Constituent Corporations."

WITNESSETH:

        WHEREAS, Williams is a corporation duly organized and existing under the laws of the State of Virginia, having been incorporated on March 9, 1990, and CIS is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated on December 10, 1988; and

        WHEREAS, the authorized capital stock of Williams consists of 5,000 shares of Common Stock, of which 100 shares have been issued, of which 100 shares are outstanding and -0- shares are held by the corporation as Treasury Stack;

        WHEREAS, the authorized capital stock of CIS consists of 200,000 shares of Common Stock, of which 15,100 shares have been issued, of which 5,000 shares are outstanding and 10,100 shares are held by the Corporation as Treasury Stock; and

        WHEREAS, the Board of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement, and the Constituent Corporations respectively desire to so merge pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Virginia and the State of Texas.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the State of Virginia and the State of Texas that the Constituent Corporations shall be merged into a single corporation, to-wit: Williams a Virginia corporation, one of the Constituent Corporations, which is a new corporation, and which shall continue its corporate existence and be the corporation surviving the merger (said corporation hereafter being sometimes called the "Surviving Corporation"), and the terms and conditions of the merger hereby agreed upon (hereafter called the "Merger") which the parties covenant to observe, keep and perform and the mode of carrying the same into effect are and shall be as hereafter set forth:

ARTICLE I

Effective Time of the Merger

        At the effective time of the Merger, the separate existence of CIS shall cease and CIS shall be merged into the Surviving Corporation. Consummation of this Agreement for accounting purposes shall be effected on May 1, 1990.

 ARTICLE II

        The Bylaws of Williams at the effective time of the merger shall be the Bylaws of the Surviving Corporation until same shall be altered or amended in accordance with the provisions thereof.

ARTICLE III

Directors and Officers

        The directors of Williams at the effective time of the merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified. Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Williams at the effective time of the Merger shall be the officers of the Surviving Corporation.

ARTICLE IV

        The name of the Surviving Corporation shall be changed to CIS Security Systems Corporation.

ARTICLE V

Conversion of Shares in the Merger

        The mode of carrying into effect the Merger provided in this Agreement, and the manner and basis of converting the shares of the Constituent Corporations into shares of the Surviving Corporation arc as follows:

          1.     Williams Common Stock.    None of the shares of Common Stock of Williams issued at the effective time of the merger shall be converted as a result of the Merger, but shall remain as Common Shares of the Surviving Corporation without change.

          2.     CIS Common Stock.    At the effective time of the Merger, each one hundred share of Common Stock of CIS issued and outstanding shall be converted into and become ten shares of Common Stock of the Surviving Corporation and each individual holder of outstanding Common Stock of CIS upon surrender to the Surviving Corporation of one or more stock certificates for Common Stock of CIS for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of Common Stock of the Surviving Corporation into which the Common Stock of CIS so surrendered shall have been converted as aforesaid together with any dividends on Common Stock of the Surviving Corporation as to which the payment data shall have occurred on or prior to the date of the surrender of said shares.

          3.     Surrender of CIS Common Stock.    As soon as practicable after the Merger becomes effective, the stock certificates representing 5,000 issued and outstanding and held by the individual Stockholders at the time the Merger becomes effective shall be surrendered for exchange to the Surviving Corporation as above provided. Until so surrendered for exchange, each such stock certificate nominally representing Common Stock of CIS shall be deemed for all corporate purposes (except the payment of dividends, which shall be subject to the exchange of stock certificates as provided) to evidence the ownership of the number of shares of Common Stock of the Surviving Corporation which the holder thereof would be entitled to receive upon its surrender to the Surviving Corporation.

          4.     Status of Converted Stock.    All shares of Common Stock of the Corporation into which shares of Common Stock of CIS are converted as herein provided shall be fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such shares of Common Stock of CIS.

 ARTICLE VI

Effect of the Merger

        At the effective time of the merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a Public and private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all the rights, privileges, immunities, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts clue to either of said Constituent Corporations and all property, real personal and mixed, and all debts due to either of said Constituent Corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of the said corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all the rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

ARTICLE VII

        Neither corporation shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except as contemplated by the agreement.

ARTICLE VIII

Approval of Shareholders; Filing of Certificate of Merger

        This agreement shall be submitted to the Shareholders of each of the Constituent Corporations as provided by law and their respective certificates of incorporation at meetings which shall be held on April 4, 1990, or such other date as the Boards of Directors of the Constituent Corporations shall mutually approve. After such adoption and approval, and subject to the conditions contained in this Agreement, an Article of Merger shall be signed, verified and delivered to the State Corporation Commission of the Commonwealth of Virginia and to the Secretary of State of the State of Texas.

ARTICLE IX

Additional Agreements

        The Constituent Corporations further agree as follows:

          1.     This merger is pursuant to Title 26 U.S. Code Section 368(A)(l)(B) (26 USCS Section 368(A)(1)(B)) which is intended to be a tax-free merger under the laws of the United Sates of America, the State of Virginia, and State of Texas.

          2.     If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm of record or otherwise, in the surviving Corporation, the title to any property or rights of CIS acquired or to be acquired by or as a result of the Merger, the proper officers and directors of CIS and the Surviving Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of CIS or the Surviving Corporation to vest, perfect, or confirm title to such other property or rights in the Surviving Corporation and otherwise carry out the purposes of this Agreement.

        IN WITNESS WHEREOF, this agreement has been signed by all of the directors of each of the constituent Corporations and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or an Assistant Secretary, all as of the day and year first above written.

WILLIAMS SYSTEMS, INC.
ATTEST:
/s/ Saul R. Pearlman Secretary
ALL OF THE DIRECTORS OF WILLIAMS SYSTEMS, INC.
/s/ James R. Williams Jr. Secretary
CIS SECURITY SYSTEMS CORPORATION
ATTEST:
/s/ Saul R. Pearlman Secretary
ALL OF THE DIRECTORS OF CIS SECURITY SYSTEMS CORPORATION
/s/ James R. Williams, Jr.

 COMMONWEALTH OF VIRGINIA
STATE CONFIRMATION

June 6, 1990

        The State Corporation Commission has found the accompanying articles submitted on behalf of

CIS SECURITY SYSTEMS CORPORATION (A TX
CORPORATION NOT QUALIFIED IN VA)

to comply with the requirements of law. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles in the office of the Clerk of the Commission.

CIS SECURITY SYSTEMS CORPORATION (A TX
CORPORATION NOT QUALIFIED IN VA)

        Are merged into CIS Security Systems Corporation (formerly WILLIAMS SYSTEMS, INC.), which will continue to be a corporation existing under the laws of the State of VIRGINIA with the corporate name CIS Security Systems Corporation. The Existence of all non-surviving corporations will cease, according to the plan of merger.

        The certificate is effective on June 6, 1990.

STATE CORPORATION COMMISSION
By	/s/
Commissioner

 ARTICLES OF INCORPORATION
OF

WILLIAMS SYSTEMS, INC.

        The undersigned person, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, hereby executes the following Articles of Incorporation and sets forth:

        FIRST:    The name of the Corporation is:

Williams Systems, Inc.

        SECOND:    The number and class of shares the Corporation is authorized to issue is 5,000 shares which shall be classified as Common Stock at par value of $1.00 per share.

        THIRD:    The post office address of the initial registered office is 8538 E&F Terminal Road, Newington, Virginia, 22122, and P.O. Box 908, Newington, Virginia, 22122, which is located in the County of Fairfax.

        FOURTH:    The name of the Initial registered agent is James R. Williams, Jr. who is a resident of Virginia and an initial Director of the Corporation.

        FIFTH:    The number of Directors which shall constitute the full Board of Directors shall be fixed by the By-Laws, and in the absence of a By-Law fixing the number of Directors, the number shall be one (l). The entire Board of Directors shall be elected annually by majority vote of the outstanding shares of Common Stock of the Corporation, each outstanding share shall be entitled to one (1) vote. The number of Directors constituting the initial Board of Directors is one (1), and the name and the mailing address of the person who is to serve as Director until the first annual meeting of the shareholders or until their successors are elected and qualified is:

      James R. Williams, Jr.
      8538 E&F Terminal Road
      Newington, VA 22122

        SIXTH:    The name of the incorporator of this Corporation is Saul R. Pearlman.

/s/ Saul R. Pearlman
Saul R. Pearlman

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

MARCH 9, 1990

        The State Corporation Commission has found the accompanying articles submitted on behalf of

WILLIAMS SYSTEMS, INC.

to comply with the requirements of law, and confirms payment of all related fees.

        Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective March 9, 1990.

        The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION
By	/s/
Commissioner

QuickLinks

  Exhibit 3.49
ARTICLES OF MERGER OF HENRY BROS. ELECTRONICS, INC. a Virginia corporation AND CIS SECURITY SYSTEMS CORPORATION, a Virginia corporation
ONE
TWO
THREE
FOUR
AGREEMENT AND PLAN OF MERGER BETWEEN CIS SECURITY SYSTEMS CORPORATION AND HENRY BROS. ELECTRONICS. (Virginia)
ARTICLE I MERGER AND SURVIVING CORPORATION
ARTICLE II TERMS, CONDITIONS AND EFFECTS OF MERGER
ARTICLE III TREATMENT OF SHARES
ARTICLE IV MISCELLANEOUS
COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION AT RICHMOND, MAY 28, 2008
ARTICLES OF MERGER
ONE
TWO
THREE
FOURTH
EXHIBIT A PLAN OF MERGER CIS SECURITY SYSTEMS CORPORATION INTO WILLIAM SYSTEMS, INC.
WITNESSETH
ARTICLE I Effective Time of the Merger
ARTICLE II
ARTICLE III Directors and Officers
ARTICLE IV
ARTICLE V Conversion of Shares in the Merger
ARTICLE VI Effect of the Merger
ARTICLE VII
ARTICLE VIII Approval of Shareholders; Filing of Certificate of Merger
ARTICLE IX Additional Agreements
COMMONWEALTH OF VIRGINIA STATE CONFIRMATION
ARTICLES OF INCORPORATION OF WILLIAMS SYSTEMS, INC.